EXHIBIT 99.1

Brookline Bancorp Announces Record Second Quarter Results

Net Income of $31.6 million, EPS of $0.40

BOSTON, July 28, 2021 (GLOBE NEWSWIRE) -- Brookline Bancorp, Inc. (NASDAQ: BRKL) (the “Company”) today announced record net income of $31.6 million, or $0.40 per basic and diluted share, for the second quarter of 2021, compared to net income of $26.5 million, or $0.34 per basic and diluted share, for the first quarter of 2021, and net income of $19.6 million, or $0.25 per basic and diluted share, for the second quarter of 2020.

“We are pleased to report earnings of $31.6 million for the second quarter of 2021 representing $0.40 per share,” Paul Perrault, Chairman and Chief Executive Officer of the Company continued, “Brookline Bancorp and its employees continue to execute on our strategy of high performance for both our customers and our stockholders. We look forward to continued success in the second half of 2021.”

BALANCE SHEET

Total assets at June 30, 2021 decreased $97.8 million to $8.5 billion from $8.6 billion at March 31, 2021, and decreased $607.7 million from $9.1 billion at June 30, 2020. At June 30, 2021, total loans and leases were $7.0 billion, representing a decrease of $247.3 million from March 31, 2021, and a decrease of $387.4 million from June 30, 2020.

The Company funded a total of 4,700 of SBA Paycheck Protection Program ("PPP") loans in the aggregate amount of $872.1 million. As of June 30, 2021, $348.4 million in PPP loans remain outstanding, net of deferred fees and costs of $10.3 million. Excluding PPP loan activity, the core loan portfolio grew $9.1 million in the quarter compared to a decline of $117.6 million in the first quarter.

Total investment securities at June 30, 2021 decreased $36.3 million to $694.2 million from $730.4 million at March 31, 2021, and decreased $162.3 million from $856.5 million at June 30, 2020. Total cash and cash equivalents at June 30, 2021 increased $189.5 million to $320.4 million from $130.9 million at March 31, 2021, and increased $65.5 million from $254.9 million at June 30, 2020. As of June 30, 2021, total investment securities and total cash and cash equivalents represented 12.0 percent of total assets as compared to 10.1 percent and 12.3 percent as of March 31, 2021 and June 30, 2020, respectively.

Total deposits at June 30, 2021 increased $27.9 million to $6.89 billion from $6.87 billion at March 31, 2021 and increased $454.5 million from $6.4 billion at June 30, 2020.

Total borrowed funds at June 30, 2021 decreased $183.0 million to $363.0 million from $546.0 million at March 31, 2021 and decreased $1.0 billion from $1.4 billion at June 30, 2020.

The ratio of stockholders’ equity to total assets was 11.49 percent at June 30, 2021, as compared to 11.04 percent at March 31, 2021, and 10.21 percent at June 30, 2020. The ratio of tangible stockholders’ equity to tangible assets (non-GAAP) was 9.75 percent at June 30, 2021, as compared to 9.31 percent at March 31, 2021, and 8.56 percent at June 30, 2020. Tangible book value per share (non-GAAP) increased $0.34 from $10.01 at March 31, 2021 to $10.35 at June 30, 2021, compared to $9.67 at June 30, 2020.

NET INTEREST INCOME

Net interest income increased $2.0 million to $71.1 million for the second quarter of 2021 from $69.1 million at the quarter ended March 31, 2021. The net interest margin increased 13 basis points to 3.52 percent for the three months ended June 30, 2021 from 3.39 percent for the three months ended March 31, 2021.

NON-INTEREST INCOME

Total non-interest income for the quarter ended June 30, 2021 increased $1.1 million to $5.9 million from $4.8 million for the quarter ended March 31, 2021. The increase was primarily driven by an increase of $0.7 million in deposit fees and an increase of $1.0 million in other non-interest income, partially offset by a decrease of $0.4 million in loan level derivative income, net and a decrease of $0.2 million in gain on sales of loans and leases.

PROVISION FOR CREDIT LOSSES

The Company recorded a negative provision for credit losses of $3.3 million for the quarter ended June 30, 2021, compared to a negative provision for credit losses of $2.1 million for the quarter ended March 31, 2021. Total net charge-offs for the second quarter of 2021 were $0.6 million compared to $1.8 million in the first quarter of 2021. The decrease is primarily driven by a combination of a decrease in charge-offs of equipment financing loans and commercial loans of $0.6 million and $0.3 million, respectively, and an increase in recoveries of equipment financing loans and home equity loans of $0.2 million and $0.1 million, respectively. The ratio of net loan and lease charge-offs to average loans and leases on an annualized basis decreased to 3 basis points for the second quarter of 2021 from 10 basis points for the first quarter of 2021.

The allowance for loan and lease losses represented 1.52 percent of total loans and leases at June 30, 2021, compared to 1.51 percent at March 31, 2021, and 1.61 percent at June 30, 2020. Excluding PPP loans, the allowance for loan and lease losses represents 1.60 percent of total loans and leases at June 30, 2021 compared to 1.65 percent at March 31, 2021, and 1.75 percent at June 30, 2020.

ASSET QUALITY

The ratio of nonperforming loans and leases to total loans and leases was 0.49 percent at June 30, 2021, an increase from 0.43 percent at March 31, 2021. Total nonaccrual loans and leases increased $3.2 million to $34.2 million at June 30, 2021 from $31.0 million at March 31, 2021. The ratio of nonperforming assets to total assets was 0.41 percent at June 30, 2021, a decrease from 0.44 percent at March 31, 2021. Total nonperforming assets decreased $2.8 million to $34.6 million at June 30, 2021 from $37.4 million at March 31, 2021.

From March 1, 2020 through the earlier of January 1, 2022 or 60 days after the termination date of the national emergency declared by the President on March 13, 2020 concerning the COVID-19 outbreak, a financial institution may elect to suspend the requirements under accounting principles generally accepted in the U.S. for loan modifications related to the COVID-19 pandemic that would otherwise be categorized as a troubled debt restructured, including impairment accounting. This troubled debt restructuring relief applies for the term of the loan modification that occurs during the applicable period for a loan that was not more than 30 days past due as of December 31, 2019. Financial institutions are required to maintain records of the volume of loans involved in modifications to which troubled debt restructuring relief is applicable. As of June 30, 2021, approximately 90 percent of loans granted an initial loan payment deferral have returned to payment status and 151 credits totaling $96.0 million or 1.4 percent of total loans outstanding are operating under modified terms.

NON-INTEREST EXPENSE

Non-interest expense for the quarter ended June 30, 2021 decreased $2.8 million to $38.0 million from $40.8 million for the quarter ended March 31, 2021. The decrease was primarily driven by decreases of $0.6 million in compensation and employee benefits expense, $0.4 million in FDIC insurance expense and $1.8 million in other non-interest expense due to a $2.1 million gain on sale of other real estate owned.

PROVISION FOR INCOME TAXES

The effective tax rate was 25.4 percent and 25.2 percent for the three and six months ended June 30, 2021 compared to 24.9 percent for the three months ended March 31, 2021 and 24.9 percent and a negative 2.2 percent for the three and six months ended June 30, 2020.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The annualized return on average assets increased to 1.48 percent during the second quarter 2021 from 1.21 percent for the first quarter of 2021.

The annualized return on average stockholders' equity increased to 13.21 percent during the second quarter of 2021 from 11.18 percent for the first quarter of 2021. The annualized return on average tangible stockholders’ equity increased to 15.92 percent for the second quarter of 2021 from 13.51 percent for the first quarter of 2021.

DIVIDEND DECLARED

The Company’s Board of Directors approved a dividend of $0.12 per share for the quarter ended June 30, 2021. The dividend will be paid on August 27, 2021 to stockholders of record on August 13, 2021.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Daylight Time on Thursday, July 29, 2021 to discuss the results for the quarter, business highlights and outlook. A copy of the Earnings Presentation is available on the Company’s website, www.brooklinebancorp.com. To listen to the call and view the Company’s Earnings Presentation, please join the call via https://services.choruscall.com/links/brkl1210729.html. To listen to the call without access to the slides, interested parties may dial 877-504-4120 (United States) or 412-902-6650 (internationally) and ask for the Brookline Bancorp, Inc. conference call. A recorded playback of the call will be available for one week following the call on the Company’s website under “Investor Relations” or by dialing 877-344-7529 (United States) or 412-317-0088 (internationally) and entering the passcode: 10157750.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with $8.5 billion in assets and branch locations in Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank and Bank Rhode Island (the "banks"). The Company provides commercial and retail banking services, cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com and www.bankri.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that do not describe historical or current facts are forward-looking statements, including statements regard the potential effects of COVID-19 on the Company’s business, credit quality, financial condition, liquidity and results of operations. Forward-looking statements made with regard to the potential effects of the COVID-19 pandemic on the Company’s business, financial condition, credit quality, liquidity and results of operation may differ, possibly materially, from what is included in this press release due to factors and future developments that are uncertain and beyond the scope of the Company’s control. These included, but are not limited to, general business and economic conditions on a national basis and in the local markets in which the Company operates; changes in consumer behavior due to changing political business and economic conditions or legislative or regulatory initiatives; the possibility that future credit losses may be higher than currently expected; reputational risk relating to the Company’s participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; and turbulence in capital and debt markets. Forward-looking statements involve risks and uncertainties which are difficult to predict. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission ("SEC"). The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as operating earnings, operating return on average assets, operating return on average tangible assets, operating return on average stockholders' equity, operating return on average tangible stockholders' equity, the allowance for loan and lease losses as a percentage of total loans and leases less PPP loans, tangible book value per common share, tangible stockholders’ equity to tangible assets, return on average tangible assets (annualized) and return on average tangible stockholders' equity (annualized). These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

INVESTOR RELATIONS:

Contact:
Carl M. Carlson
Brookline Bancorp, Inc.
Co-President and Chief Financial Officer
(617) 425-5331
ccarlson@brkl.com

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(Dollars In Thousands Except per Share Data)
Earnings Data:
Net interest income	$71,106	$69,109	$68,225	$65,938	$64,288
(Credit) provision for credit losses	(3,331)	(2,147)	(2,103)	4,528	5,347
Non-interest income	5,910	4,794	4,219	4,862	6,235
Non-interest expense	37,966	40,811	40,038	40,947	39,109
Income before provision for income taxes	42,381	35,239	34,509	25,325	26,067
Net income	31,602	26,454	26,663	18,679	19,571

Performance Ratios:
Net interest margin (1)	3.52%	3.39%	3.23%	3.08%	3.09%
Interest-rate spread (1)	3.34%	3.15%	3.03%	2.85%	2.75%
Return on average assets (annualized)	1.48%	1.21%	1.20%	0.83%	0.88%
Return on average tangible assets (annualized) (non-GAAP)	1.51%	1.24%	1.22%	0.84%	0.90%
Return on average stockholders' equity (annualized)	13.21%	11.18%	11.38%	7.99%	8.45%
Return on average tangible stockholders' equity (annualized) (non-GAAP)	15.92%	13.51%	13.79%	9.70%	10.28%
Efficiency ratio (2)	49.30%	55.22%	55.27%	57.83%	55.46%

Per Common Share Data:
Net income (loss) — Basic	$0.40	$0.34	$0.34	$0.24	$0.25
Net income (loss) — Diluted	0.40	0.34	0.34	0.24	0.25
Cash dividends declared	0.120	0.120	0.115	0.115	0.115
Book value per share (end of period)	12.44	12.10	12.05	11.84	11.75
Tangible book value per share (end of period) (non-GAAP)	10.35	10.01	9.96	9.77	9.67
Stock price (end of period)	14.95	15.00	12.04	8.65	10.08

Balance Sheet:
Total assets	$8,461,964	$8,559,810	$8,942,424	$9,000,192	$9,069,667
Total loans and leases	7,020,275	7,267,552	7,269,553	7,396,358	7,407,697
Total deposits	6,894,701	6,866,786	6,910,696	6,792,523	6,440,233
Total stockholders’ equity	972,252	945,399	941,778	935,558	926,413

Asset Quality:
Nonperforming assets	$34,588	$37,403	$44,963	$39,365	$42,754
Nonperforming assets as a percentage of total assets	0.41%	0.44%	0.50%	0.44%	0.47%
Allowance for loan and lease losses	$106,474	$109,837	$114,379	$119,971	$119,553
Allowance for loan and lease losses as a percentage of total loans and leases	1.52%	1.51%	1.57%	1.62%	1.61%
Net loan and lease charge-offs	$595	$1,760	$4,381	$4,963	$1,383
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.03%	0.10%	0.24%	0.27%	0.08%

Capital Ratios:
Stockholders’ equity to total assets	11.49%	11.04%	10.53%	10.39%	10.21%
Tangible stockholders’ equity to tangible assets (non-GAAP)	9.75%	9.31%	8.86%	8.73%	8.56%

(1) Calculated on a fully tax-equivalent basis.
(2) Calculated as non-interest expense as a percentage of net interest income plus non-interest income.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
ASSETS	(In Thousands Except Share Data)
Cash and due from banks	$36,079	$41,284	$36,069	$33,818	$38,522
Short-term investments	284,370	89,643	398,848	283,515	216,394
Total cash and cash equivalents	320,449	130,927	434,917	317,333	254,916
Investment securities available-for-sale	694,151	729,901	745,822	783,867	854,505
Investment securities held-to-maturity	-	-	-	-	-
Equity securities held-for-trading	-	518	526	525	1,992
Total investment securities	694,151	730,419	746,348	784,392	856,497
Loans and leases:
Commercial real estate loans	3,815,581	3,790,341	3,823,826	3,835,372	3,837,703
Commercial loans and leases	2,038,851	2,324,202	2,274,899	2,354,613	2,361,463
Consumer loans	1,165,843	1,153,009	1,170,828	1,206,373	1,208,531
Total loans and leases	7,020,275	7,267,552	7,269,553	7,396,358	7,407,697
Allowance for loan and lease losses	(106,474)	(109,837)	(114,379)	(119,971)	(119,553)
Net loans and leases	6,913,801	7,157,715	7,155,174	7,276,387	7,288,144
Restricted equity securities	31,627	40,400	49,786	61,715	71,638
Premises and equipment, net of accumulated depreciation	71,240	72,524	71,568	72,441	73,127
Right-of-use asset operating leases	22,682	23,180	24,143	23,492	24,343
Deferred tax asset	41,324	42,857	40,129	42,269	42,683
Goodwill	160,427	160,427	160,427	160,427	160,427
Identified intangible assets, net of accumulated amortization	2,692	2,920	3,152	3,464	3,775
Other real estate owned and repossessed assets	372	6,383	6,515	1,413	1,454
Other assets	203,199	192,058	250,265	256,859	292,663
Total assets	$8,461,964	$8,559,810	$8,942,424	$9,000,192	$9,069,667
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand checking accounts	$1,926,713	$1,724,170	$1,592,205	$1,550,267	$1,603,037
NOW accounts	495,598	481,988	513,948	459,902	417,622
Savings accounts	782,482	724,504	701,659	716,630	657,758
Money market accounts	2,250,651	2,192,468	2,018,977	1,878,258	1,809,868
Certificate of deposit accounts	1,178,131	1,273,105	1,389,998	1,492,913	1,601,768
Brokered deposit accounts	261,126	470,551	693,909	694,553	350,180
Total deposits	6,894,701	6,866,786	6,910,696	6,792,523	6,440,233
Borrowed funds:
Advances from the FHLBB	204,154	378,646	648,849	841,169	1,267,570
Subordinated debentures and notes	83,821	83,783	83,746	83,707	83,668
Other borrowed funds	75,039	83,574	87,652	80,169	55,431
Total borrowed funds	363,014	546,003	820,247	1,005,045	1,406,669
Operating lease liabilities	22,682	23,180	24,143	23,492	24,343
Mortgagors’ escrow accounts	6,231	6,483	5,901	6,429	6,467
Reserve for unfunded credits	13,142	13,705	13,071	13,964	14,816
Accrued expenses and other liabilities	189,942	158,254	226,588	223,181	250,726
Total liabilities	7,489,712	7,614,411	8,000,646	8,064,634	8,143,254
Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 85,177,172 shares issued, 85,177,172 shares issued, 85,177,172 shares issued, 85,177,172 shares issued, and 85,177,172 shares issued, respectively	852	852	852	852	852
Additional paid-in capital	738,557	737,882	737,178	736,294	738,155
Retained earnings, partially restricted	304,466	282,301	264,892	247,336	237,808
Accumulated other comprehensive income	6,089	2,082	16,490	18,782	19,538
Treasury stock, at cost;
6,536,478, 6,534,602, 6,525,783, 5,629,854, and 5,859,708 shares, respectively	(77,493)	(77,463)	(77,343)	(67,376)	(69,572)
Unallocated common stock held by the Employee Stock Ownership Plan;
37,890, 44,502, 51,114, 58,227, and 65,334 shares, respectively	(219)	(255)	(291)	(330)	(368)
Total stockholders' equity	972,252	945,399	941,778	935,558	926,413
Total liabilities and stockholders' equity	$8,461,964	$8,559,810	$8,942,424	$9,000,192	$9,069,667

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$75,026	$75,009	$76,583	$76,240	$77,416
Debt securities	3,121	3,118	3,335	3,746	3,701
Marketable and restricted equity securities	233	301	490	672	908
Short-term investments	42	39	59	46	99
Total interest and dividend income	78,422	78,467	80,467	80,704	82,124
Interest expense:
Deposits	5,380	6,707	8,825	10,583	12,778
Borrowed funds	1,936	2,651	3,417	4,183	5,058
Total interest expense	7,316	9,358	12,242	14,766	17,836
Net interest income	71,106	69,109	68,225	65,938	64,288
(Credit) provision for credit losses	(3,331)	(2,147)	(2,103)	4,528	5,347
Net interest income after provision for credit losses	74,437	71,256	70,328	61,410	58,941
Non-interest income:
Deposit fees	3,015	2,281	2,358	2,305	1,929
Loan fees	607	599	588	397	513
Loan level derivative income, net	7	474	145	527	1,440
Gain (loss) on investment securities, net	1	(7)	-	54	586
Gain on sales of loans and leases held-for-sale	538	709	67	632	299
Other	1,742	738	1,061	947	1,468
Total non-interest income	5,910	4,794	4,219	4,862	6,235
Non-interest expense:
Compensation and employee benefits	25,161	25,821	25,054	26,092	24,619
Occupancy	3,832	4,004	3,806	3,802	3,825
Equipment and data processing	4,697	4,493	4,193	4,293	4,155
Professional services	1,245	1,226	1,338	1,112	1,056
FDIC insurance	657	1,044	1,630	1,363	858
Advertising and marketing	1,110	1,100	1,010	1,024	1,017
Amortization of identified intangible assets	228	232	312	312	311
Other	1,036	2,891	2,695	2,949	3,268
Total non-interest expense	37,966	40,811	40,038	40,947	39,109
Income before provision for income taxes	42,381	35,239	34,509	25,325	26,067
Provision for income taxes	10,779	8,785	7,846	6,646	6,496
Net income	$31,602	$26,454	$26,663	$18,679	$19,571
Earnings per common share:
Basic	$0.40	$0.34	$0.34	$0.24	$0.25
Diluted	$0.40	$0.34	$0.34	$0.24	$0.25
Weighted average common shares outstanding during the period:
Basic	78,150,364	78,143,752	78,533,351	78,948,139	78,849,282
Diluted	78,470,451	78,404,063	78,680,873	79,055,901	79,015,274
Dividends paid per common share	$0.120	$0.115	$0.115	$0.115	$0.115

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Six Months Ended June 30,
	2021	2020
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$150,035	$156,975
Debt securities	6,239	6,677
Marketable and restricted equity securities	534	1,686
Short-term investments	81	308
Total interest and dividend income	156,889	165,646
Interest expense:
Deposits	12,087	29,018
Borrowed funds	4,587	10,628
Total interest expense	16,674	39,646
Net interest income	140,215	126,000
(Credit) provision for credit losses	(5,478)	59,461
Net interest income after provision for credit losses	145,693	66,539
Non-interest income:
Deposit Fees	5,296	4,387
Loan Fees	1,160	1,063
Loan level derivative income, net	481	3,596
(Loss) gain on investment securities, net	(6)	1,916
Gain on sales of loans and leases held-for-sale	1,247	419
Other	2,526	4,182
Total non-interest income	10,704	15,563
Non-interest expense:
Compensation and employee benefits	50,982	49,838
Occupancy	7,836	7,778
Equipment and data processing	9,190	8,858
Professional services	2,471	2,707
FDIC insurance	1,701	1,236
Advertising and marketing	2,210	2,092
Amortization of identified intangible assets	460	647
Other	3,927	6,701
Total non-interest expense	78,777	79,857
Income before provision for income taxes	77,620	2,245
Provision (benefit) for income taxes	19,564	(50)
Net income	$58,056	$2,295
Earnings per common share:
Basic	$0.74	$0.03
Diluted	$0.74	$0.03
Weighted average common shares outstanding during the period:
Basic	78,147,076	79,165,372
Diluted	78,437,275	79,340,524
Dividends paid per common share	$0.235	$0.230

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)
	At and for the Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$11,657	$3,611	$3,300	$10,841	$10,139
Multi-family mortgage	-	-	-	-	-
Construction	-	3,853	3,853	-	-
Total commercial real estate loans	11,657	7,464	7,153	10,841	10,139

Commercial	3,207	3,161	7,702	7,751	12,427
Equipment financing	14,872	15,772	16,757	13,372	13,100
Condominium association	97	106	112	117	190
Total commercial loans and leases	18,176	19,039	24,571	21,240	25,717

Residential mortgage	3,638	3,722	5,587	4,634	4,157
Home equity	744	793	1,136	1,235	1,278
Other consumer	1	2	1	2	9
Total consumer loans	4,383	4,517	6,724	5,871	5,444

Total nonaccrual loans and leases	34,216	31,020	38,448	37,952	41,300

Other real estate owned	-	5,328	5,415	-	-
Other repossessed assets	372	1,055	1,100	1,413	1,454
Total nonperforming assets	$34,588	$37,403	$44,963	$39,365	$42,754

Loans and leases past due greater than 90 days and still accruing	$3,154	$1,179	$11,975	$1,180	$1,974

Troubled debt restructurings on accrual	14,387	16,770	11,483	11,309	10,172
Troubled debt restructurings on nonaccrual	6,410	6,293	7,476	5,742	5,972
Total troubled debt restructurings	$20,797	$23,063	$18,959	$17,051	$16,144

Nonperforming loans and leases as a percentage of total loans and leases	0.49%	0.43%	0.53%	0.51%	0.56%
Nonperforming assets as a percentage of total assets	0.41%	0.44%	0.50%	0.44%	0.47%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$109,837	$114,379	$119,971	$119,553	$113,181
CECL adjustment to retained earnings	-	-	-	-	-
Charge-offs	(1,221)	(2,143)	(4,810)	(5,511)	(1,803)
Recoveries	626	383	429	548	420
Net charge-offs	(595)	(1,760)	(4,381)	(4,963)	(1,383)
(Credit) provision for loan and lease losses excluding unfunded commitments *	(2,768)	(2,782)	(1,211)	5,381	7,755
Allowance for loan and lease losses at end of period	$106,474	$109,837	$114,379	$119,971	$119,553

Allowance for loan and lease losses as a percentage of total loans and leases	1.52%	1.51%	1.57%	1.62%	1.61%

NET CHARGE-OFFS:
Commercial real estate loans	$17	$-	$3,444	$70	$(94)
Commercial loans and leases	695	1,809	1,011	4,917	1,498
Consumer loans	(117)	(49)	(74)	(24)	(21)
Total net charge-offs	$595	$1,760	$4,381	$4,963	$1,383

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.03%	0.10%	0.24%	0.27%	0.08%

*Provision for loan and lease losses does not include (credit) provision of $(0.6) million, $0.6 million, $(0.9) million, $(0.9) million and $2.4 million for credit losses on unfunded commitments during the three months ended June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020 and June 30, 2020, respectively.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Three Months Ended
	June 30, 2021			March 31, 2021			June 30, 2020
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$721,029	$3,121	1.73%	$754,699	$3,118	1.65%	$773,523	$3,719	1.92%
Marketable and restricted equity securities (2)	34,989	233	2.67%	45,673	301	2.64%	71,058	915	5.15%
Short-term investments	234,317	42	0.07%	191,751	39	0.08%	245,577	99	0.16%
Total investments	990,335	3,396	1.37%	992,123	3,458	1.39%	1,090,158	4,733	1.74%
Loans and Leases:
Commercial real estate loans (3)	3,780,920	34,320	3.59%	3,785,897	34,245	3.62%	3,761,667	36,829	3.87%
Commercial loans (3)	1,115,910	13,040	4.62%	1,249,824	12,746	4.08%	1,234,537	10,450	3.35%
Equipment financing (3)	1,074,469	17,963	6.69%	1,079,039	18,043	6.69%	1,069,192	18,973	7.10%
Residential mortgage loans (3)	788,296	6,927	3.51%	780,785	7,232	3.71%	814,431	8,068	3.96%
Other consumer loans (3)	368,845	2,833	3.08%	375,590	2,795	3.02%	411,326	3,153	3.07%
Total loans and leases	7,128,440	75,083	4.21%	7,271,135	75,061	4.13%	7,291,153	77,473	4.25%
Total interest-earning assets	8,118,775	78,479	3.87%	8,263,258	78,519	3.80%	8,381,311	82,206	3.92%
Non-interest-earning assets	421,453			450,900			488,229
Total assets	$8,540,228			$8,714,158			$8,869,540

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$499,883	146	0.12%	$477,893	130	0.11%	$395,158	114	0.12%
Savings accounts	774,406	248	0.13%	712,728	235	0.13%	663,782	357	0.22%
Money market accounts	2,247,997	1,497	0.27%	2,084,503	1,486	0.29%	1,784,343	2,074	0.47%
Certificates of deposit	1,226,668	3,102	1.01%	1,328,112	4,154	1.27%	1,637,486	8,364	2.05%
Brokered deposit accounts	418,166	387	0.37%	610,824	702	0.47%	381,709	1,869	1.97%
Total interest-bearing deposits	5,167,120	5,380	0.42%	5,214,060	6,707	0.52%	4,862,478	12,778	1.06%
Borrowings
Advances from the FHLBB	250,102	663	1.05%	488,537	1,370	1.12%	1,102,079	3,751	1.35%
Subordinated debentures and notes	83,802	1,242	5.93%	83,764	1,242	5.93%	83,647	1,263	6.04%
Other borrowed funds	74,285	31	0.17%	92,391	39	0.17%	70,795	44	0.25%
Total borrowings	408,189	1,936	1.88%	664,692	2,651	1.60%	1,256,521	5,058	1.59%
Total interest-bearing liabilities	5,575,309	7,316	0.53%	5,878,752	9,358	0.65%	6,118,999	17,836	1.17%
Non-interest-bearing liabilities:
Demand checking accounts	1,785,023			1,643,373			1,512,089
Other non-interest-bearing liabilities	222,689			245,551			312,213
Total liabilities	7,583,021			7,767,676			7,943,301
Stockholders’ equity	957,207			946,482			926,239
Total liabilities and equity	$8,540,228			$8,714,158			$8,869,540
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		71,163	3.34%		69,161	3.15%		64,370	2.75%
Less adjustment of tax-exempt income		57			52			82
Net interest income		$71,106			$69,109			$64,288
Net interest margin (5)			3.52%			3.39%			3.09%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets on an actual/actual basis.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Six Months Ended
	June 30, 2021			June 30, 2020
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$737,771	$6,239	1.69%	$689,704	$6,743	1.96%
Marketable and restricted equity securities (2)	40,302	534	2.65%	64,968	1,701	5.24%
Short-term investments	213,152	81	0.08%	164,943	308	0.37%
Total investments	991,225	6,854	1.38%	919,615	8,752	1.90%
Loans and Leases:
Commercial real estate loans (3)	3,783,394	68,565	3.60%	3,729,339	77,297	4.10%
Commercial loans (3)	1,182,498	25,786	4.34%	1,008,923	18,778	3.68%
Equipment financing (3)	1,076,741	36,006	6.69%	1,061,019	37,919	7.15%
Residential mortgage loans (3)	784,562	14,159	3.61%	812,507	16,002	3.94%
Other consumer loans (3)	372,198	5,628	3.05%	414,570	7,108	3.43%
Total loans and leases	7,199,393	150,144	4.17%	7,026,358	157,104	4.47%
Total interest-earning assets	8,190,618	156,998	3.83%	7,945,973	165,856	4.17%
Non-interest-earning assets	436,121			471,710
Total assets	$8,626,739			$8,417,683

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$488,949	276	0.11%	$377,399	230	0.12%
Savings accounts	743,738	483	0.13%	645,363	1,000	0.31%
Money market accounts	2,166,702	2,983	0.28%	1,731,496	6,315	0.73%
Certificates of deposit	1,277,110	7,256	1.15%	1,660,193	17,615	2.13%
Brokered deposit accounts	513,963	1,089	0.43%	369,856	3,858	2.10%
Total interest-bearing deposits	5,190,462	12,087	0.47%	4,784,307	29,018	1.22%
Borrowings
Advances from the FHLBB	368,661	2,033	1.10%	937,271	7,848	1.66%
Subordinated debentures and notes	83,783	2,484	5.93%	83,628	2,547	6.09%
Other borrowed funds	83,288	70	0.17%	80,924	233	0.58%
Total borrowings	535,732	4,587	1.70%	1,101,823	10,628	1.91%
Total interest-bearing liabilities	5,726,194	16,674	0.59%	5,886,130	39,646	1.35%
Non-interest-bearing liabilities:
Demand checking accounts	1,714,589			1,323,202
Other non-interest-bearing liabilities	234,082			272,162
Total liabilities	7,674,865			7,481,494
Stockholders’ equity	951,874			936,189
Total liabilities and equity	$8,626,739			$8,417,683
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		140,324	3.24%		126,210	2.82%
Less adjustment of tax-exempt income		109			210
Net interest income		$140,215			$126,000
Net interest margin (5)			3.45%			3.19%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets on an actual/actual basis.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Reconciliation Table - Non-GAAP Financial Information	(Dollars in Thousands Except Share Data)

Net income attributable to Brookline Bancorp, Inc.	$31,602	$19,571	$58,056	$2,295
Less:
Security gains (losses) (after-tax)	1	440	(4)	1,958
Operating earnings	$31,601	$19,131	$58,060	$337

Operating earnings per common share:
Basic	$0.40	$0.24	$0.74	$-
Diluted	0.40	0.24	0.74	-

Weighted average common shares outstanding during the period:
Basic	78,150,364	78,849,282	78,147,076	79,165,372
Diluted	78,470,451	79,015,274	78,437,275	79,340,524

Return on average assets *	1.48%	0.88%	1.35%	0.05%
Less:
Security gains (losses) (after-tax) *	-%	0.02%	-%	0.04%
Operating return on average assets *	1.48%	0.86%	1.35%	0.01%

Return on average tangible assets *	1.51%	0.90%	1.37%	0.06%
Less:
Security gains (losses) (after-tax) *	-%	0.02%	-%	0.05%
Operating return on average tangible assets *	1.51%	0.88%	1.37%	0.01%

Return on average stockholders' equity *	13.21%	8.45%	12.20%	0.49%
Less:
Security gains (losses) (after-tax) *	-%	0.19%	-%	0.42%
Operating return on average stockholders' equity *	13.21%	8.26%	12.20%	0.07%

Return on average tangible stockholders' equity *	15.92%	10.28%	14.73%	0.59%
Less:
Security gains (losses) (after-tax) *	-%	0.24%	-%	0.50%
Operating return on average tangible stockholders' equity *	15.92%	10.04%	14.73%	0.09%

* Ratios at and for the three and six months ended are annualized.

	At and for the Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(Dollars in Thousands)

Net income, as reported	$31,602	$26,454	$26,663	$18,679	$19,571

Average total assets	$8,540,228	$8,714,158	$8,874,467	$9,018,672	$8,869,540
Less: Average goodwill and average identified intangible assets, net	163,224	163,457	163,758	164,072	164,385
Average tangible assets	$8,377,004	$8,550,701	$8,710,709	$8,854,600	$8,705,155

Return on average tangible assets (annualized)	1.51%	1.24%	1.22%	0.84%	0.90%

Average total stockholders’ equity	$957,207	$946,482	$937,294	$934,632	$926,239
Less: Average goodwill and average identified intangible assets, net	163,224	163,457	163,758	164,072	164,385
Average tangible stockholders’ equity	$793,983	$783,025	$773,536	$770,560	$761,854

Return on average tangible stockholders’ equity (annualized)	15.92%	13.51%	13.79%	9.70%	10.28%

Total stockholders’ equity	$972,252	$945,399	$941,778	$935,558	$926,413
Less:
Goodwill	160,427	160,427	160,427	160,427	160,427
Identified intangible assets, net	2,692	2,920	3,152	3,464	3,775
Tangible stockholders' equity	$809,133	$782,052	$778,199	$771,667	$762,211

Total assets	$8,461,964	$8,559,810	$8,942,424	$9,000,192	$9,069,667
Less:
Goodwill	160,427	160,427	160,427	160,427	160,427
Identified intangible assets, net	2,692	2,920	3,152	3,464	3,775
Tangible assets	$8,298,845	$8,396,463	$8,778,845	$8,836,301	$8,905,465

Tangible stockholders’ equity to tangible assets	9.75%	9.31%	8.86%	8.73%	8.56%

Tangible stockholders' equity	$809,133	$782,052	$778,199	$771,667	$762,211

Number of common shares issued	85,177,172	85,177,172	85,177,172	85,177,172	85,177,172
Less:
Treasury shares	6,536,478	6,534,602	6,525,783	5,629,854	5,859,708
Unallocated ESOP shares	37,890	44,502	51,114	58,227	65,334
Unvested restricted shares	448,105	449,981	458,800	487,318	398,188
Number of common shares outstanding	78,154,699	78,148,087	78,141,475	79,001,773	78,853,942

Tangible book value per common share	$10.35	$10.01	$9.96	$9.77	$9.67

Allowance for loan and lease losses	$106,474	$109,837	$114,379	$119,971	$119,553

Total loans and leases	$7,020,275	$7,267,552	$7,269,553	$7,396,358	$7,407,697
Less:
Total PPP loans	348,411	604,790	489,216	568,383	565,768
Total loans and leases excluding PPP loans	$6,671,864	$6,662,762	$6,780,337	$6,827,975	$6,841,929

Allowance for loan and lease losses as a percentage of total loans and leases less PPP loans	1.60%	1.65%	1.69%	1.76%	1.75%

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